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                                                                     EXHIBIT 3.1
                           THE NEW YORK TIMES COMPANY

                          CERTIFICATE OF INCORPORATION

                           As Amended and Restated on
                              September 29, 1993;
                               and As Amended on
                                 June 19, 1998
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                          CERTIFICATE OF INCORPORATION
                                       OF
                          THE NEW YORK TIMES COMPANY*

                                     FIRST

    The name of the proposed corporation is The New York Times Company.

                                     SECOND

    The objects for which it is to be formed are as follows:

    1. The business of printing, publishing and selling newspapers, books, pamphlets and other publications, gathering, transmitting and supplying news reports, general job printing, and any and all other business incidental to the foregoing or any of them or thereunto pertaining or proper in connection therewith.

    2. To purchase, take on lease or in exchange, hire or otherwise acquire any real or personal property, rights or privileges suitable or convenient for any purpose of its business, and to erect and construct, make, improve or aid or subscribe towards the construction, erection, making and improvement of any building institution, machinery or other appliance insofar as the same may be appurtenant to or useful for the conduct of the business above specified, but only to the extent to which the Corporation may be authorized under the laws of the State of New York or of the United States.

    3. To acquire and carry on all or any part of the business or property of any corporation engaged in a business similar to that authorized to be conducted by this Corporation, and to undertake in conjunction therewith any liabilities of any person, firm, association or corporation possessed of property suitable for any of the purposes of this Corporation, or for carrying on any business which this Corporation is authorized to conduct, and as the consideration for the same to pay cash or to issue shares, stock or obligations of this Corporation.

    4. To purchase, subscribe for or otherwise acquire, hold and dispose of the shares, stock or obligations of any corporation organized under the laws of this state or any other state, or of any territory of the United States or of any foreign country, except moneyed corporations, insofar as the same may be useful for the conduct of the business of this Corporation and incidental to or proper in connection therewith, and to issue in exchange therefor its stock, bonds or other obligations.

    5. To borrow or raise money for any of the aforementioned purposes of this Corporation, and to secure the same and the interest thereon accruing, or for any purpose, to mortgage or charge the undertaking, or all or any part of the property, present or after acquired, subject to the limitations herein expressed, and to create, issue, make, draw, accept and negotiate debentures or debenture stock, mortgage bonds, promissory notes or other obligations or negotiable instruments.

    6. To guarantee the payment of dividends or interest on any shares, stocks or debentures or other securities issued by, or any other contract or obligation of any corporation whenever proper or necessary for the business of this Corporation, provided the required authority be first obtained for that purpose.

    7. To do any and all such other things as are incidental or conducive to the attainment of the above-mentioned objects.

                                     THIRD

    The Capital Stock is to consist of 301,049,602 shares, of which 200,000 shares of the par value of One Dollar ($1) each shall be Serial Preferred Stock, 300,000,000 shares of the par value of Ten Cents (10 CENTS) each shall be Class A Common Stock and 849,602 shares of the par value of Ten Cents (10 CENTS) each shall be Class B Common Stock.

------------------------

*   Restated to reflect amendments effective June 19, 1998.
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                                     FOURTH

    The designations, preferences, privileges and voting powers of the shares of each class and the restrictions or qualifications thereof are as follows:

    (I) (a) Subject to applicable provisions of law and to the provisions of this Certificate of Incorporation, authority is hereby expressly granted to and vested in the Board of Directors, to the extent permitted by and upon compliance with the provisions set forth in the law of the State of New York, to issue the Serial Preferred Stock from time to time in one or more series, each series to have such relative rights, preferences, limitations or restrictions, and bear such designations, as shall be determined and stated prior to the issuance of any shares of any such series in and by a resolution or resolutions of the Board of Directors authorizing the issuance of such series, including without limitation:

        (1) The number of shares to constitute such series and the distinctive designation thereof;

        (2) The dividend rate or rates to which the shares of such series shall be entitled and whether dividends shall be cumulative and, if so, the date from which dividends shall accumulate, and the quarterly dates on which dividends, if declared, shall be payable;

        (3) Whether the shares of such series shall be redeemable, the limitations and restrictions in respect of such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount per share, including the premium, if any, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different in respect of shares redeemed through the operation of any retirement or sinking fund and in respect of shares otherwise redeemed;

        (4) Whether the holders of shares of such series shall be entitled to receive, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, an amount equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest;

        (5) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether such fund shall be cumulative or noncumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes, and the terms and provisions in respect of the operation thereof;

        (6) Whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or series thereof or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

        (7) The voting powers, if any, of the shares of such series in addition to the voting powers provided by law;

        (8) Any other rights, preferences, limitations or restrictions not inconsistent with law or the provisions of this Certificate of Incorporation.

    (b) All shares of any one series of Serial Preferred Stock shall be identical with each other in all respects, except that in respect of any series entitled to cumulative dividends, shares of such series issued at different times may differ as to the dates from which such dividends shall be cumulative.

    (c) The shares of Serial Preferred Stock shall be issued for a consideration of at least One Hundred Dollars ($100) per share, and the stated capital allocable to each such issued share shall be at least One Hundred Dollars ($100).

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    (II) The holders of the Class A Common Stock shall be entitled to one vote for each share thereof held by them in the election of 30% of the Board of Directors proposed to be elected at any meeting of stockholders held for that purpose (or the nearest larger whole number if such percentage is not a whole number) voting separately and as a class; and the holders of the Class B Common Stock shall be entitled to one vote for each share held by them in the election of the balance of the Board of Directors proposed to be elected at any such meeting, voting separately and as a class. Nothing herein shall be deemed to limit the authority of the Board of Directors with respect to the voting powers of any series of Serial Preferred Stock which may be issued pursuant to paragraph (I) of this Article FOURTH.

    (III) The holders of the Class A Common Stock, the holders of the Class B Common Stock, and (to the extent determined by the Board of Directors in determining the rights of any series of Serial Preferred Stock issued pursuant to paragraph I hereof) the holders of shares of any series of Serial Preferred Stock shall be entitled to one vote per share, voting together and not as separate classes, upon:

        (1) The matters specifically set forth in paragraph V of this Article FOURTH;

        (2) Any proposal submitted to a vote of shareholders in connection with the ratification of the selection of independent certified public accountants to serve as auditors of the Company.

    (IV) Except as provided in paragraphs I, II and III of this Article FOURTH and as otherwise required by the laws of the State of New York, the entire voting power shall be vested solely and exclusively in the holders of the shares of Class B Common Stock, the holders of Class B Common Stock to be entitled to 1 vote for each 1 share thereof held upon all matters requiring a vote of stockholders of the Corporation and the holders of the Class A Common Stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof.

    (V) Authorization by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon shall be required for any one or more of the following actions, unless the Corporation shall, prior to any such action, receive in writing the consent of any stock exchange upon which any stock of the Corporation may be listed to such action without authorization of stockholders, or unless at the time of such action no shares of stock of the Corporation are listed upon any stock exchange:

        (1) Reservation of any shares of capital stock of the Corporation for options granted or to be granted to officers, directors or employees of the
    Corporation:

        (2) The acquisition of the stock or assets of any other company in the following circumstances:

           (a) If any officer, director or holder of 10% or more of any class of shares of voting securities of the Corporation has an interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction;

           (b) If the transaction involves the issuance of Class A Common Stock or Class B Common Stock or securities convertible into either, or any combination of the three, and if the aggregate number of shares of Common Stock so to be issued together with the Common Stock which could be issued upon conversion of such securities approximates (in the reasonable judgment of the Board of Directors) 20% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such transaction; or

           (c) If the transaction involves issuance of Class A Common Stock or Class B Common Stock and any additional consideration, and if the value of the aggregate consideration so to be issued (including the value of any Common Stock which may be issuable in the future in accordance with the terms of the transaction) has in the reasonable judgment of the Board of Directors a combined fair value of approximately 20% or more of the aggregate market value of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such transaction.

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    (VI) Except for the holders of Class B Common Stock, no holder of any share of any class of stock of the Corporation shall have any preemptive or other rights to subscribe for or purchase any shares of any class or any notes, debentures, bonds or any other securities of the Corporation, whether now or hereafter authorized and whether or not convertible into, or evidencing or carrying options, warrants or rights to purchase shares of any class or any notes, debentures, bonds or any other securities now or hereafter authorized, and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise.

    (VII) Whenever any shares of Class A Common Stock or Class B Common Stock of the Corporation shall have been redeemed, purchased or otherwise reacquired, the Board of Directors shall be authorized either to eliminate such shares from the authorized number of shares of the Corporation or to restore such shares to the status of authorized but unissued shares.

    (VIII) (1) Each share of Class B Common Stock may at any time be converted, at the option of the holder thereof, into one fully paid and non-assessable (except to the extent provided in Section 630 of the Business Corporation Law) share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted at the office of the transfer agent of the Corporation (the "Transfer Agent") during normal business hours accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to subparagraph (3) below.

    (2) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in subparagraph (1) above and the payment in cash of any amount required by the provisions of subparagraphs (1) and (3), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of fully paid and non-assessable (except to the extent provided in Section 630 of the Business Corporation Law) shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares of Class B Common Stock as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

    (3) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

    (4) When shares of Class B Common Stock have been converted, they shall be cancelled and not reissued.

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                                     FIFTH

    The amount with which said Corporation shall commence business is the sum of Seven Hundred Dollars ($700).

                                     SIXTH

    The Secretary of State is designated as agent for the service of process.

    The principal office of the Corporation shall be located in the City of New York, County of New York and State of New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served on him is 229 West 43d Street, New York, N.Y.

                                    SEVENTH

    The duration of the Corporation shall be perpetual.

                                     EIGHTH

    The number of directors of the Corporation shall be not less than three nor more than eighteen, each of whom shall hold at least one share of Capital Stock.

                                     NINTH

    No director of the Corporation shall be personally liable to the Corporation or its stockholders for damages for any breach of duty as a director; provided that this Article NINTH shall neither eliminate nor limit liability: (a) if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the Business Corporation Law; or (b) for any act or omission prior to the effectiveness of this Article NINTH. Any repeal of or modification to the provisions of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article NINTH immediately prior to such repeal or modification.

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